Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 26, 2023, relating to the consolidated financial statements of MEI Pharma, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
San Diego, CA

August 6, 2025